UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2020

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(415) 231-5660
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	ALEC	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.  Results of Operations and Financial Condition.

On March 24, 2020, Alector, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2019. A press release announcing these results, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

All of the information furnished in Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020, Dr. Paula Hammond was appointed to the Company's Board of Directors (the "Board") and to serve as a member of the Compensation Committee of the Board (the "Compensation Committee"). Dr. Hammond will serve as a Class I director, with a term expiring at the Company's 2022 annual meeting of the stockholders.

Dr. Hammond is the David H. Koch Chair Professor of Engineering at the Massachusetts Institute of Technology (MIT), where she has been a faculty member since 1995, and she has served as the Head of the Department of Chemical Engineering at MIT since 2016.  She is a member of MIT’s David H. Koch Institute for Integrative Cancer Research and a founding member of the MIT Institute for Soldier Nanotechnology. She also served as the Associate Head of the Chemical Engineering Department at MIT from 2008 to 2011.  Dr. Hammond was elected into the National Academy of Sciences in 2019, the National Academy of Engineering in 2017, the National Academy of Medicine in 2016, and the 2013 Class of the American Academy of Arts and Sciences.  Dr. Hammond holds an M.S. in Chemical Engineering from the Georgia Institute of Technology and a Ph.D. and a S.B. in Chemical Engineering from MIT.

In accordance with Company policy, Dr. Hammond will receive annual cash compensation of $40,000 for her services as a member of the Board and an additional $5,000 per year for service as a member of the Compensation Committee, each payable quarterly in arrears on a pro-rata basis, and on March 20, 2020, Dr. Hammond was automatically granted an option to purchase 29,443 shares of Alector common stock, which vests as to 25% of the shares on the one year anniversary of the grant date and as to 1/48th of the shares on each monthly anniversary of the grant date thereafter, provided that she remains a service provider through the applicable vesting date. Such option will become fully vested and exercisable immediately prior to a change in control transaction, subject to Dr. Hammond continuing to be a service provider through such change in control.

Dr. Hammond will be eligible for further equity awards on the same terms as other continuing non-employee members of the Board. Dr. Hammond also executed the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 7, 2019 (File No. 333-229152).

There is no arrangement or understanding between Dr. Hammond and any other persons pursuant to which Dr. Hammond was elected as a director. In addition, Dr. Hammond is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 23, 2020, the Company issued a press release announcing Dr. Hammond’s appointment as a director. The press release is attached hereto as Exhibit 99.2.

Following Dr. Hammond’s appointment to the Compensation Committee, the Company’s Board committees shall consist of:

Audit Committee

Louis J. Lavigne, Jr. (Chairperson)

Terry McGuire

David Wehner

Compensation Committee

David Wehner (Chairperson)

Louis J. Lavigne, Jr.

Paula Hammond, Ph.D.

Nominating and Corporate Governance Committee

Terry McGuire (Chairperson)

Kristine Yaffe, M.D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 24, 2020.
99.2	Press Release dated March 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

Date: March 24, 2020	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer